Exhibit 99.1

Marin Software Completes Acquisition of SocialMoov

Acquisition of SocialMoov adds Facebook video, Twitter ads API integration, and television synchronization to Marin Software’s ad cloud offering

San Francisco, CA – February 12, 2015 – Marin Software (NYSE: MRIN), provider of a leading cross-channel performance advertising cloud, today announced that it has completed its acquisition of France-based SocialMoov for approximately $18.75 million, consisting of $8.0 million in cash and $10.75 million in shares. SocialMoov offers advertisers and agencies next-generation Facebook and Twitter advertising tools designed to maximize engagement and ROI.

Marin Software’s vision is to provide advertisers and agencies the most powerful cross-channel performance advertising cloud through which marketers can measure, manage and optimize search, display, and social ad campaigns. Acquiring SocialMoov provides Marin customers additional cutting-edge social advertising technologies including Facebook video advertising, Twitter ads API integration, and television synchronization, which are complementary to Marin’s current social offering. Once integrated, data from social campaigns can be combined with data from search and display campaigns, allowing advertisers to more accurately create, target and convert audience segments.

SocialMoov ranks as one of the most innovative advertising platforms in the world. Founded in 2011, SocialMoov is a top-five Facebook Preferred Marketing Developer (PMD), was the first European provider to develop Twitter support, and the first platform to synchronize social advertising with TV ads. Customers of SocialMoov include Ubisoft, Lacoste, iProspect, and Havas Media. As a European-based company, SocialMoov will significantly strengthen Marin’s already substantial international presence.

Additional details on the acquisition can be read here:

http://www.marinsoftware.com/resources/news/marin-software-acquisition-of-socialmoov-faq.

About Marin Software

Marin Software Incorporated (NYSE:MRIN) provides a leading cross-channel performance advertising cloud for advertisers and agencies to measure, manage and optimize more than $7.2 billion in annualized ad spend across the web and mobile devices. Offering an integrated SaaS platform for search, display and social advertising, Marin helps digital marketers improve financial performance, save time, and make better decisions. Advertisers use Marin to create, target, and convert precise audiences based on recent buying signals from users’ search, social and display interactions. Headquartered in San Francisco with offices in 9 countries, Marin’s technology automates advertising with the largest publishers around the globe. For more information about Marin’s products, please visit: http://www.marinsoftware.com/solutions/overview.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, the impact of the SocialMoov acquisition on Marin Software’s products and position in the industry, the acquisition’s benefits to the company and its customers. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to technical, organizational integration or implementation issues with Marin Software or SocialMoov and ability to achieve the expected benefits; the retention of employees of SocialMoov; dilutive impact of stock issuances in connection with the transaction; reduction in Marin

Software’s available cash that may impact the company’s ability to invest in other opportunities; adverse changes in general economic or market conditions; delays, reductions or slower growth in the amount spent on online and mobile advertising; unforeseen developments in the digital advertising industry generally; technological changes; competition; and the fact that the search, display, social, and mobile markets are emerging markets and rapidly evolving. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q. Marin Software assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

###